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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-49162 of Reliant Energy Resources Corp. on Form S-4 of our report dated March 1, 2000, appearing in the Annual Report on Form 10-K of Reliant Energy Resources Corp. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Houston, Texas
December 12, 2000